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                                                                   EXHIBIT 10.18

                              CERIDIAN CORPORATION

                          STOCK OPTION AWARD AGREEMENT

          AMENDED AND RESTATED 2001 DIRECTOR PERFORMANCE INCENTIVE PLAN

This Agreement is between Ceridian Corporation, a Delaware corporation (the "Company"), and ______________ (the "Participant") as of May __, __________ (the
"Date of Grant") pursuant to the Amended and Restated 2001 Director Performance Incentive Plan of the Company (the "Plan") to evidence the granting of an Option to the Participant pursuant to the Plan. Any capitalized term used and not otherwise defined herein shall have the same meaning as set forth in the Plan.

1. Effective as of the Date of Grant, the Company has granted to the Participant the option to purchase from the Company, and the Company has agreed to sell to the Participant, 4,000 shares of Common Stock at a price of $______ per share (the "Option").

2. Subject to the provisions of paragraph 3 and 4, this Option shall become exercisable in full on November __, ____ (six months from the Date of Grant), and shall become void and expire at midnight (Minneapolis time) on the tenth anniversary of the Date of Grant and may not be exercised after that time.

3. If the Participant's service as a director of the Company ceases by reason of death or Disability, the Option shall become immediately exercisable in full and remain exercisable for the period specified in paragraph 2 of this Agreement. If the Participant voluntarily resigns from the Board (which does not include the submission of an offer not to stand re-election as a director in accordance with Company policies), the Participant shall have three months following the date of such cessation of service as a director to exercise this Option (but in no event after the time it becomes void and expires as set forth in paragraph 2), but only to the extent that the Participant was entitled to exercise it as of the date of such cessation. If the Participant's service as a director of the Company ceases for any reason other than those specified earlier in this paragraph, this Option shall remain exercisable until the time it becomes void and expires as set forth in paragraph 2, but only to the extent that the Participant was entitled to exercise it as of the date of such cessation.

4. If a Change of Control of the Company occurs, the Option shall become fully exercisable and will remain exercisable for the applicable period specified in paragraphs 2 this Agreement, notwithstanding the provisions of paragraph 3 of this Agreement.

5. This Option grant and the Option forming a part hereof, shall be nontransferable (i.e., it may not be sold, pledged, donated or otherwise assigned or transferred) by
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      the Participant, either voluntarily or involuntarily, expect by will or in accordance with applicable laws of descent and distribution. This Option shall be exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or other legal representative.

6. Any notice of Option exercise must specify the number of shares with respect to which the Option is being exercised and be accompanied by either (i) payment in full of the purchase price for the shares exercised or (ii) a properly completed and executed Broker Exercise Notice. The exercise of the Option shall be deemed effective upon receipt by the Company (Attn: Corporate Treasury) of such items at its headquarters at 3311 East Old Shakopee Road, Minneapolis, MN 55425, Facsimile No. 952-853-3932.

7. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustments (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the Participant's rights, (a) the number and kind of securities or other property (including cash) subject to the Option, and
      (b) the exercise price of the Option.

8. This Option grant is subject to all of the terms and conditions of the Plan and, where any questions or matters of interpretation arise, the terms and conditions of the Plan shall control.

9. Any notice to be given with respect to this Agreement, including without limitation a notice of Option exercise, shall be addressed to the Company,
      Attention: Corporate Treasury, at the address listed in paragraph 6, and any notice to be given to the Participant shall be addressed to the Participant at address given beneath the Participant's signature hereto, or at such other address as either party may hereafter designate in writing to the other.

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IN WITNESS WHEREOF, Ceridian Corporation and the Participant have executed this
Agreement as of the Date of Grant.

CERIDIAN CORPORATION                     PARTICIPANT


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Deputy Secretary                         [Typed name of Participant]


                                         PARTICIPANT'S MAILING ADDRESS

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                                         Social Security Number:
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